Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-253468

PROSPECTUS SUPPLEMENT
(to Prospectus dated March 8, 2021)

PROSPECTUS

PORTAGE BIOTECH INC.

Up to $50,000,000

Ordinary Shares

We have entered into a Sales Agreement, or sales agreement, with Cantor Fitzgerald & Co., or Cantor Fitzgerald, relating to our ordinary shares, no par value, offered by this prospectus. In accordance with the terms of the sales agreement, we may offer and sell our ordinary shares having an aggregate offering price of up to $50,000,000 from time to time through Cantor Fitzgerald & Co., acting as sales agent.

Our ordinary shares are listed on the NASDAQ Stock Market, or NASDAQ, under the symbol "PRTG." On March 5, 2021, the last reported sales price of our ordinary shares on NASDAQ was $32.00 per share.

Sales of our ordinary shares, if any, under this prospectus will be made in sales deemed to be an "at the market offering" as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act. The sales agent will act as sales agent on a best efforts basis and will use commercially reasonable efforts to sell on our behalf the ordinary shares requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms between the sales agent and us, as applicable. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Cantor Fitzgerald will be entitled to compensation at a fixed commission rate of 3.0% of the aggregate gross sales price per share sold. See "Plan of Distribution" on page S-17 for a description of compensation payable to the sales agent in connection with the sale of ordinary shares on our behalf. The sales agent will be deemed to be an "underwriter" within the meaning of the Securities Act and the compensation of the sales agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the sales agent with respect to certain liabilities, including liabilities under the Securities Act.

No sales of our ordinary shares under this prospectus will be made in Canada, to anyone known by Cantor Fitzgerald to be a resident of Canada or over or through the facilities of the Canadian Securities Exchange .

Investing in our securities involves a high degree of risk. See the section of this prospectus entitled "Risk Factors" beginning on page S-6 of this prospectus and any applicable prospectus supplement and under similar sections in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 8, 2021

ABOUT THIS PROSPECTUS

This prospectus relates to part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission, or SEC, utilizing a "shelf" registration process. Under this shelf registration process, we may sell any combination of the securities described in our base prospectus included in the shelf registration statement in one or more offerings up to a total aggregate offering price of $200,000,000. The $50,000,000 of ordinary shares that may be offered, issued and sold under this prospectus is included in the $200,000,000 of securities that may be offered, issued and sold by us pursuant to our shelf registration statement.

This prospectus relates to the offering of our ordinary shares. Before buying any of our ordinary shares that we are offering, we urge you to carefully read this prospectus, together with the information incorporated by reference as described under the headings "Where You Can Find More Information" and "Incorporation of Certain Information by Reference" in this prospectus. These documents contain important information that you should consider when making your investment decision.

This prospectus describes the terms of this offering of our ordinary shares and also adds to and updates information contained in the documents incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference into this prospectus that was filed with the SEC before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference into this prospectus) the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in or incorporated by reference in this prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We have not, and the sales agent has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the sales agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, the documents incorporated by reference in this prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should carefully read this prospectus, the documents incorporated by reference in this prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus contains and incorporates by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe that these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading "Risk Factors" in this prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus to "Portage," "the company," "we," "us," "our" and similar references refer to Portage Biotech Inc., an company established under the laws of the British Virgin Islands, and where appropriate our consolidated subsidiaries.

This prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains "forward-looking statements" that involve risks and uncertainties. Our actual results could differ materially from those discussed in the forward-looking statements. The statements contained in this prospectus that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the "Securities Act," and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements are often identified by the use of words such as, but not limited to, "anticipate," "believe," "can," "continue," "could," "estimate," "expect," "intend," "may," "plan," "project," "seek," "should," "strategy," "target," "will," "would" and similar expressions or variations intended to identify forward-looking statements. These statements are based on the beliefs and assumptions of our management based on information currently available to management. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those identified below and those discussed in this section of the prospectus titled "Risk Factors." Furthermore, such forward-looking statements speak only as of the date of this prospectus. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.

Please consider our forward-looking statements in light of those risks as you read this prospectus and the documents incorporated by reference into this prospectus. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

You should not assume that the information contained in this prospectus is accurate as of any date other than as of the date of this prospectus and that any information incorporated by reference into this prospectus is accurate as of any date other than the date of the document so incorporated by reference. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

If one or more of these or other risks or uncertainties materializes, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we anticipate. All subsequent written and oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by this Note. Before purchasing any of our ordinary shares, you should consider carefully all of the factors set forth or referred to in this prospectus and the documents incorporated by reference that could cause actual results to differ.

PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and selected information contained in this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our ordinary shares. For a more complete understanding of our company and this offering, we encourage you to read and consider the more detailed information in this prospectus, including "Risk Factors" section beginning on page S-6 and the financial statements and related notes and other documents or information included or incorporated by reference in this prospectus before making an investment decision. Unless we specify otherwise, all references in this prospectus to "Portage," "we," "our," "us" and "our company" refer to Portage Biotech Inc., a company formed under the laws of the British Virgin Islands.

Business Overview

We are a biopharmaceutical company focused on developing a diversified pipeline of immuno-oncology therapies with transformative potential for cancer patients. Our strategy is to build a pipeline of first-in-class/best-in-class therapeutic candidates, focus on assets that we believe have novel technology, employ differentiated mechanisms that address resistance to the current approved agents, and have strong commercial informed proof of concept experiments which could attract early pharma interest.  In approximately five plus years, we have efficiently developed or in-licensed a pipeline of seven distinct platforms. We continue to prioritize assets with the highest return for our people and resources and maintain capital efficiency. Specifically, before we advance a therapeutic candidate into clinical development, we evaluate its ability to generate an immune system response as a single agent and compare to existing available alternatives. Importantly, we have terminated programs that do not meet our rigorous criteria for advancement and will continue to do so when we believe and alternatively will endeavor to out-license or monetize such programs. We currently have three clinical-stage candidates in development and seven different immuno-oncology platforms.  We believe our approach will allow us to advance at least one therapeutic candidate into the clinic and one program into IND-enabling studies each year for at least the next several years.

Corporate Information

We are a British Virgin Islands company. Our principal executive/administrative offices are located at 6 Adelaide St. East, Suite 300, Toronto, Ontario, Canada M5C 1H6, and our telephone number is (203) 221 - 7376. Our website address is https://www.portagebiotech.com. We make available free of charge on our website our annual and other reports that we file with the SEC, including amendments to those reports, as soon as reasonably practicable after we electronically file material with, or furnish such material to, the SEC. Information on or accessed through our website is not incorporated into this prospectus and is not a part of this prospectus. Our ordinary shares are listed on NASDAQ under the symbol "PRTG."

THE OFFERING

Ordinary shares to be offered by us pursuant to this prospectus	Ordinary shares having an aggregate offering price of up to $50,000,000.

Ordinary shares outstanding as of the commencement of this offering	12,083,395 ordinary shares.

Ordinary shares to be outstanding after the offering

Up to 13,645,895 ordinary shares (as more fully described in the noes following this table), assuming sales of 1,562,500 ordinary shares, which is based on assumed sales of all $50,000,000 of shares of our ordinary shares in this offering, at an assumed offering price of $32.00 per share, which was the last reported sale price of an ordinary share on NASDAQ on March 5, 2021. The actual number of shares issued will vary depending on the sales price under this offering.

Plan of Distribution	"At the market offering" that may be made from time to time through our sales agent, Cantor Fitzgerald. See "Plan of Distribution" on page S-17 of this prospectus.

Use of Proceeds

We currently intend to use the net proceeds from this offering, if any, for operating costs, including working capital needs and for other general corporate purposes including acquisitions and investments in other businesses. Pending these uses, we expect to invest the net proceeds in short-term, investment-grade, interest-bearing instruments and U.S. government securities. See "Use of Proceeds" on page S-9 of this prospectus.

Risk Factors

You should read the "Risk Factors" section on page S-6  of this prospectus and in the documents incorporated by reference in this prospectus for a discussion of factors to consider before deciding to purchase our ordinary shares.

NASDAQ trading symbol	PRTG

The number of ordinary shares that will be outstanding immediately after this offering as shown above is based on 12,083,395 ordinary shares outstanding as of December 31, 2020. The number of shares outstanding as of December 31, 2020, as used throughout this prospectus, unless otherwise indicated, excludes:

•	49,701 ordinary shares issuable upon the exercise of outstanding warrants with a weighted average exercise price of $6.64 per ordinary share; and

•	On June 25, 2020, at the annual meeting of shareholders, the Company's new incentive stock option plan (the "2020 Stock Option Plan") was approved, which authorized the directors to fix the option exercise price and to issue stock options under the plan as they see fit. The Company's 2020 Stock Option Plan is a 10% rolling stock option plan under which the directors are authorized to grant up to a maximum of 10% of the issued and outstanding ordinary shares on the date of grant for future issuance. Through December 31, 2020, no stock options had been granted under the 2020 Stock Option.

RISK FACTORS

Investing in our ordinary shares involves a high degree of risk, and you should be able to bear the complete loss of your investment. You should consider carefully the risks described below and those described under the section captioned "Risk Factors" contained in our most recent Annual Report on Form 20-F for the fiscal year ended March 31, 2020, any subsequent Annual Reports on Form 20-F, any subsequent filings on Form 6-K, and all other information contained or incorporated by reference into this prospectus before deciding whether to purchase any of the ordinary shares being offered under this prospectus. If any of the risks actually occur, our business, consolidated financial condition or results of operations could be adversely affected. In such case, the trading price of our ordinary shares could decline and you could lose all or part of your investment. Our actual results could differ materially from those anticipated in the forward-looking statements made throughout this prospectus or the documents incorporated by reference into this prospectus as a result of different factors, including the risks we face described below.

Risks Related to this Offering

Our management will have broad discretion over the use of proceeds from this offering and may not use the proceeds effectively.

Our management will have broad discretion over the use of proceeds from this offering. We intend to use the net proceeds from this offering, if any, for operating costs, including working capital needs and for other general corporate purposes, including acquisitions and investments in other businesses. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds, if any, may be used for corporate purposes that do not improve our operating results or enhance the value of our ordinary shares. The failure of our management to use these funds effectively could have a material adverse effect on our business, cause the market price of our ordinary shares to decline and impair the commercialization of our products and/or delay the development of our product candidates. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing instruments and U.S. government securities. These investments may not yield a favorable return to our shareholders.

If you purchase ordinary shares in this offering, you may experience immediate and substantial dilution in the net tangible book value of your shares. In addition, we may issue additional equity or convertible debt securities in the future, which may result in additional dilution to investors.

The price per share of our ordinary shares being offered may be higher than the net tangible book value per share of our outstanding ordinary shares prior to this offering, which may result in new investors in this offering will incur immediate dilution. See the section entitled "Dilution" below for a more detailed discussion of the dilution you will incur if you purchase ordinary shares in this offering.

Our need for future financing may result in the issuance of additional securities which will cause investors to experience dilution.

Our cash requirements may vary from those now planned depending upon numerous factors, including the results of future research and development activities. We expect our expenses to increase if and when we initiate and conduct additional clinical trials, and seek marketing approval for our product candidates. Accordingly, we will need to obtain substantial additional funding in connection with our continuing operations. There are no other commitments by any person for future financing. Our securities may be offered to other investors at a price lower than the price per share offered to current shareholders, or upon terms which may be deemed more favorable than those offered to current shareholders. In addition, the issuance of securities in any future financing may dilute an investor's equity ownership and have the effect of depressing the market price for our securities, including the ordinary shares. Moreover, we may issue derivative securities, including options and/or warrants, from time to time, to procure qualified personnel or for other business reasons. The issuance of any such derivative securities, which is at the discretion of our board of directors, may further dilute the equity ownership of our shareholders.

We may sell ordinary shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing ordinary shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional ordinary shares, or securities convertible or exchangeable into ordinary shares, in future transactions may be higher or lower than the price per share paid by investors in this offering. No assurance can be given as to our ability to procure additional financing, if required, and on terms deemed favorable to us. To the extent additional capital is required and cannot be raised successfully, we may then have to limit our then current operations and/or may have to curtail certain, if not all, of our business objectives and plans.

Our share price has fluctuated in the past, has recently been volatile and may be volatile in the future, and as a result, investors in our ordinary shares could incur substantial losses.

Our stock price has fluctuated in the past, has recently been volatile and may be volatile in the future. In addition, the COVID-19 pandemic has caused broad stock market and industry fluctuations. The stock market in general and the market for biotechnology companies in particular has experienced volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, investors may experience losses on their investment in our ordinary shares. The market price for our ordinary shares may be influenced by many factors, including, but not limited to, the following:

•	investor reaction to our business strategy;

•	the success of competitive products or technologies;

•	results of clinical studies or future product candidates or those of our competitors;

•	regulatory or legal developments, especially changes in laws or regulations applicable to our products;

•	introductions and announcements of new products by us, results of clinical trials, our commercialization partners, or our competitors, and the timing of these introductions or announcements;

•	actions taken by regulatory agencies with respect to our products, clinical studies, manufacturing process or sales and marketing terms;

•	variations in our financial results or those of companies that are perceived to be similar to us;

•	the success of our efforts to acquire or in-license additional products or product candidates;

•	developments concerning our collaborations;

•	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

•	developments or disputes concerning patents or other proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our products;

•	our ability or inability to raise additional capital and the terms on which we raise it;

•	the recruitment or departure of key personnel;

•	market conditions in the pharmaceutical and biotechnology sectors;

•	declines in the market prices of stocks generally;

•	actual or anticipated changes in earnings estimates or changes in stock market analyst recommendations regarding our ordinary shares, other comparable companies, or our industry generally;

•	trading volume of our ordinary shares;

•	sales of our ordinary shares by us or our shareholders;

•	general economic, industry and market conditions;

•	other events or factors, including those resulting from such events, or the prospect of such events, including war, terrorism and other international conflicts, public health issues including health epidemics or pandemics such as COVID-19, and natural disasters such as fire, hurricanes, earthquakes, tornados or other adverse weather and climate conditions, whether occurring in the United States or elsewhere, could disrupt our operations, disrupt the operations of our suppliers or result in political or economic instability; and

•	the other risks described in this "Risk Factors" section and the "Risk Factors" sections included in the documents incorporated by reference in this prospectus.

These broad market and industry factors may seriously harm the market price of our ordinary shares, regardless of our operating performance. Since the stock price of our ordinary shares has fluctuated in the past, has been volatile from time to time, and may be volatile in the future, investors in our ordinary shares could incur substantial losses. In the past, following periods of volatility in the market, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management's attention and resources, which could materially and adversely affect our business, financial condition, results of operations and growth prospects.

We have additional securities available for issuance, which, if issued, could adversely affect the rights of the holders of our ordinary shares.

Our articles and memorandum authorizes the issuance of an unlimited number of ordinary shares, upon resolution of our board of directors, without shareholder approval. Any future issuances of ordinary shares would further dilute the percentage ownership of us held by holders of our ordinary shares. In addition, the issuance of additional shares may be used as an "anti-takeover" device without further action on the part of our shareholders, and may adversely affect the holders of the ordinary shares.

Resales of our ordinary shares in the public market during this offering by our shareholders may cause the market price of our ordinary shares to fall.

We may issue ordinary shares from time to time in connection with this offering. This issuance from time to time of these new ordinary shares, or our ability to issue these ordinary shares in this offering, could result in resales of our ordinary shares by our current shareholders concerned about the potential dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our ordinary shares.

The actual number of shares we will issue under the equity distribution agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the sales agreement with the sales agent and compliance with applicable law, we have the discretion to deliver placement notices to the sales agent at any time throughout the term of the sales agreement. The number of shares that are sold by the sales agent after our delivering a placement notice will fluctuate based on the market price of the ordinary shares during the sales period and limits we set with sales agents.

The ordinary shares offered under this prospectus may be sold in "at the market" offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase ordinary shares under this prospectus at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience declines in the value of their shares as a result of share sales made at prices lower than the prices they paid.

USE OF PROCEEDS

We may issue and sell ordinary shares having aggregate gross proceeds of up to $50,000,000 from time to time under this prospectus. Because there is no minimum offering amount required as a condition to close this offering, the actual total offering amount, commissions and proceeds to us, if any, are not determinable at this time. The amount of proceeds from this offering will depend upon the number of ordinary shares sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the equity distribution agreement with the sales agent as a source of financing.

We currently intend to use the net proceeds from this offering primarily for operating costs, including working capital needs and for other general corporate purposes including acquisitions and investments in other businesses. Pending these uses, we expect to invest the net proceeds in short-term, investment-grade, interest-bearing instruments and U.S. government securities. We have broad discretion in determining how the proceeds of this offering will be used, and our discretion is not limited by the aforementioned possible uses. Our board of directors believes the flexibility in application of the net proceeds is prudent.

As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to be received from this offering. The amounts and timing of our actual expenditures will depend on numerous factors including the progress in, and costs of, our clinical trials and other preclinical development programs and the amount of funding, if any, received from grants. Accordingly, our management will have broad discretion in the application of the net proceeds, and investors will be relying on the judgment of management regarding the application of the net proceeds from the offering. We may find it necessary or advisable to reallocate the net proceeds of this offering; however, any such reallocation would be substantially limited to the categories set forth above as we do not intend to use the net proceeds for other purposes. Pending such uses set forth above, we plan to invest the net proceeds in short-term, investment-grade, interest-bearing instruments and U.S. government securities.

DIVIDEND POLICY

We do not plan on declaring any cash dividends on our ordinary shares in the foreseeable future. We expect to retain all available cash funds and future earnings, if any, to fund the development and growth of our business. Any future determination to pay dividends, if any, on our ordinary shares will be at the discretion of our board of directors and will depend on, among other factors, our results of operations, financial condition, capital requirements and contractual restrictions.

DILUTION

Purchasers of ordinary shares in this offering will experience immediate dilution to the extent of the difference between the public offering price per ordinary share, and the net tangible book value per ordinary share immediately after this offering.

Our net tangible book value as of December 31, 2020, was approximately ($8,755,000), or ($0.72) per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of ordinary shares outstanding as of December 31, 2020. Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by purchasers of ordinary shares in this offering and the net tangible book value per ordinary share immediately after this offering.

After giving effect to the sale of 1,562,500 ordinary shares in this offering at an assumed offering price of $32.00 per share (which was the closing price of an ordinary share on March 5, 2021) and after deducting estimated offering commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2020 would have been approximately $39,445,000, or $2.89 per share. This represents an immediate increase in the as adjusted net tangible book value of $3.61 per share to existing shareholders and an immediate dilution of $29.11 per share to new investors purchasing securities in this offering.

The following table illustrates this per share dilution:

Assumed public offering price per ordinary share		$32.00
Net tangible book value per share as of December 31, 2020	$(0.72)
Increase in net tangible book value per share attributable to this offering	$3.61
As adjusted net tangible book value per share as of December 31, 2020, after giving effect to this offering		$2.89
Dilution per share to new investors purchasing ordinary shares in this offering		$29.11

The table and discussion above are based on 12,083,395 ordinary shares issued and outstanding as of December 31, 2020 and excludes as of that date:

•	49,701 ordinary shares issuable upon the exercise of outstanding warrants with a weighted average exercise price of $6.64 per ordinary share;

•	On June 25, 2020, at the annual meeting of shareholders, the Company's new incentive stock option plan (the "2020 Stock Option Plan") was approved, which authorized the directors to fix the option exercise price and to issue stock options under the plan as they see fit. The Company's 2020 Stock Option Plan is a 10% rolling stock option plan under which the directors are authorized to grant up to a maximum of 10% of the issued and outstanding ordinary shares on the date of grant for future issuance. Through December 31, 2020, no stock options had been granted under the 2020 Stock Option.

To the extent that we issue any securities that permit conversion into ordinary shares, such as options or we issue restricted stock or otherwise issue additional ordinary shares in the future, at a price less than the public offering price in this offering, there will be further dilution to the investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity, securities convertible into ordinary shares or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

DESCRIPTION OF ORDINARY SHARES

Our authorized capital stock includes an unlimited number of ordinary shares, with no par value per share.  As of the date of this prospectus, there are 12,083,395 ordinary shares issued and outstanding.  No shares are held in treasury. We are not authorized to issue any preferred stock.

General.  All of our outstanding shares are fully paid and non-assessable. We do have the right to issue shares for cash and other consideration. Additionally, shares may not be fully paid, but are then susceptible to being forfeited by the company until fully paid and non-assessable. Certificates representing the shares are issued in registered form and book entry form. Our shareholders who are non-residents of the British Virgin Islands may freely hold and vote their shares.

Dividends.  By a resolution of directors, we may declare and pay dividends in money, shares, or other property at such time and of such an amount as the board things fit if they are satisfied on the reasonable grounds that the company will, immediately after the distribution, satisfy the solvency test set forth in the Companies Law.

Unissued Shares.  Our unissued shares shall be at the disposal of the directors who may without prejudice to any rights previously conferred on the holders of any existing shares or class or series of shares offer, allot, grant options over or otherwise dispose of shares or other securities to such persons, at such times and upon such terms and conditions as we may by resolution of the directors determine. Before issuing shares for a consideration other than money, the directors shall pass a resolution stating the amount to be credited for the issue of the shares, and that, in their opinion, the present cash value of the non-money consideration and money consideration for the issue is not less than the amount to be credited for the issue of the shares.

Voting Rights.  Each share is entitled to one vote on all matters upon which the shares are entitled to vote. We are required by our memorandum and articles to hold an annual general meeting each year at least 15 months after the prior annual meeting. Additionally, our directors may convene meetings of our shareholders at such times and in such-manner and places within or outside the British Virgin Islands as the directors consider necessary or desirable. At least 21 days' notice of the meeting shall be given, counting from the date of service of the notice. The directors may fix as the record date for determining those shareholders entitled to vote at the meeting, but the record date shall not precede by more than 60 days or by less than 40 days the date of which the meeting is to be held. In addition, notice of the meeting shall be posted on SEDAR at least 25 days before the record date and at least 65 days before the date of the meeting.

Upon the written request of shareholders holding 10% or more of the outstanding voting rights attaching to our shares the directors shall convene a meeting of shareholders not later than 45 days after deposit of the demand. The directors shall give not less than 21 days' notice of a meeting of shareholders to those persons whose names at the close of business on a day to be determined by the directors appear as shareholders in our share register and are entitled to vote at the meeting.

A meeting of shareholders is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than two persons. Shareholder resolutions may be decided by a show of hands unless a poll is demanded by the chairman or one or more shareholders present in person or by proxy entitled to vote. On a show of hands, each shareholder has one vote.

An action that may be taken by the shareholders at a meeting may also be taken by a resolution of shareholders consented to in writing without the need for any notice, but if any resolution of shareholders is adopted otherwise than by the unanimous written consent of all shareholders, a copy of such resolution shall forthwith be sent to all shareholders not consenting to such resolution.

Any shareholder that is a corporation or other entity may by resolution of its directors or other governing body authorize a natural person to act as its representative at any meeting of the company or of any meeting of holders of a class or series, and the person so authorized shall be entitled to exercise the same powers on behalf of the corporation or other entity which he represents as that corporation or entity could exercise if it were an individual shareholder.

Transfer of Shares.  Certificated shares in our company may be transferred by a written instrument of transfer signed by the transferor and containing the name and address of the transferee, but in the absence of such written evidence of transfer the directors may accept such evidence of a transfer of shares as they consider appropriate. We may also issue shares in uncertificated form. We shall not be required to treat a transferee of a registered share in our Company as a member until the transferee's name has been entered in the share register. The register of members may be closed at such times and for such periods as the board of directors may from time to time determine.

Liquidation.  In the case of the distribution of assets by a voluntary liquidator on a winding-up of our company, subject to payment of, or to discharge of, all claims, debts, liabilities and obligations of our company, any surplus assets shall then be distributed amongst the shareholders according to their rights and interests in our company according to our memorandum and articles.

Calls on Shares and Forfeiture of Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid at the specified time are subject to forfeiture.

Redemption of Shares.  The Companies Law provides that subject to the memorandum and articles, shareholders holding 90% or more of all the voting shares in a company, may instruct the directors to redeem the shares of the remaining shareholders. The directors shall be required to redeem the shares of the minority shareholders, whether or not the shares are by their terms redeemable. The directors must notify the minority shareholders in writing of the redemption price to be paid for the shares and the manner in which the redemption is to be effected. In the event that a minority shareholder objects to the redemption price to be paid and the parties are unable to agree to the redemption amount payable, the Companies Law sets out a mechanism whereby the shareholder and the company may each appoint an appraiser, who will together appoint a third appraiser and all three appraisers will have the power to determine the fair value of the shares to be compulsorily redeemed. Pursuant to the Companies Law, the determination of the three appraisers shall be binding on the company and the minority shareholder for all purposes.

Variations of Rights of Shares.  If at any time, there are different classes  or series of shares issued and outstanding, unless otherwise provided by the terms at the time of issuance of those shares of that class or series, the rights and privileges attaching to any such class or series may, whether or not the company is being wound up, be varied with the consent in writing of the holders of not less than three-fourths of the issued and outstanding shares of the class or series and of the holders of not less than three-fourths of the issued and outstanding shares of any other class or series of shares which may be adversely affected by such variation.

TAXATION

British Virgin Islands Tax Consequences

Under the law of the British Virgin Islands, as currently in effect, a holder of ordinary shares of the Company who is not a resident of the British Virgin Islands is not liable for British Virgin Islands income tax on dividends paid with respect to the ordinary shares of the Company, and all holders of securities of the Company are not liable to the British Virgin Islands for income tax on gains realized on the sale or disposal of securities. The British Virgin Islands does not impose a withholding tax on dividends paid by a company incorporated under the Companies Law.

There are no capital gains, gift or inheritance taxes levied by the British Virgin Islands on companies incorporated under the Companies Law. In addition, securities of companies incorporated under the Companies Law are not subject to transfer taxes, stamp duties or similar charges.

There is no income tax treaty or convention currently in effect between (i) the United States and the British Virgin Islands or (ii) Canada and the British Virgin Islands, although a Tax Information Exchange Agreement is in force between the United States and the BVI and Canada and the BVI.

The BVI Economic Substance (Companies and Limited Partnership) Act 2018

The above legislation provides that BVI companies that carry out certain defined activities, need to take steps to establish substance in the British Virgin Islands. We have taken advice and will be filing our economic substance declaration in the BVI shortly in accordance with the requirements of the legislation.

U.S. Federal Income Tax Consequences

The discussion below is for general information only and is not, and should not be interpreted to be, tax advice to any holder of our ordinary shares. Each holder or a prospective holder of our ordinary shares is urged to consult his, her or its own tax advisor.

General

This section is a general summary of the material United States federal income tax consequences to U.S. Holders, as defined below, of the ownership and disposition of our ordinary shares as of the date of this report. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, or the Code, the applicable Treasury regulations promulgated and proposed thereunder, judicial decisions and current administrative rulings and practice, all of which are subject to change, possibly on a retroactive basis. The summary applies to you only if you hold our ordinary shares as a capital asset within the meaning of Section 1221 of the Code. In addition, this summary generally addresses certain U.S. federal income tax consequences to U.S. Holders related to classification as a PFIC. The United States Internal Revenue Service, or the IRS, may challenge the tax consequences described below, and we have not requested, nor will we request, a ruling from the IRS or an opinion of counsel with respect to the United States federal income tax consequences of acquiring, holding or disposing of our ordinary shares. This summary does not purport to be a comprehensive description of all the tax considerations that may be relevant to the ownership of our ordinary shares. In particular, the discussion below does not cover tax consequences that depend upon your particular tax circumstances nor does it cover any state, local or foreign law, or the possible application of the United States federal estate or gift tax. You are urged to consult your own tax advisors regarding the application of the United States federal income tax laws to your particular situation as well as any state, local, foreign and United States federal estate and gift tax consequences of the ownership and disposition of the ordinary shares. In addition, this summary does not take into account any special United States federal income tax rules that apply to a particular U.S. or non-U.S. holder of our common shares, including, without limitation, the following:

• a dealer in securities or currencies;

• a trader in securities that elects to use a mark-to-market method of accounting for its securities holdings;

• a financial institution or a bank;

• an insurance company;

• a tax-exempt organization;

• a person that holds our common shares in a hedging transaction or as part of a straddle or a conversion transaction;

• a person whose functional currency for United States federal income tax purposes is not the U.S. dollar;

• a person liable for alternative minimum tax;

• a person that owns, or is treated as owning, 10% or more, by voting power or value, of our ordinary shares;

• certain former U.S. citizens and residents who have expatriated; or

• a person who receives our shares pursuant to the exercise of employee stock options or otherwise as compensation.

U.S. Holders

For purposes of the discussion below, you are a "U.S. Holder" if you are a beneficial owner of our ordinary shares who or which is:

• an individual United States citizen or resident alien of the United States (as specifically defined for United States federal income tax purposes);

• a corporation, or other entity treated as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States, any State or the District of Columbia;

• an estate whose income is subject to United States federal income tax regardless of its source; or

• a trust (x) if a United States court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust or (y) if it was in existence on August 20, 1996, was treated as a United States person prior to that date and has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

If a partnership holds our ordinary shares, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. If you are a partner of a partnership holding our ordinary shares, you should consult your tax advisor.

Passive Foreign Investment Company (PFIC)

Under the Code, we will be a PFIC for any taxable year in which, after the application of certain "look-through" rules with respect to related companies, either (i) 75% or more of our gross income consists of "passive income," or (ii) 50% or more of the average quarterly value of our assets consist of assets that produce, or are held for the production of, "passive income." Passive income generally includes interest, dividends, rents, rents and royalties other than certain rents and royalties which are received from unrelated parties in connection with the active conduct of a trade or business, and capital gains. Whether we will be a PFIC in any year depends on the composition of our income and assets, and the relative fair market value of our assets from time to time, which we expect may vary substantially over time. We must make a separate determination each year as to whether we are a PFIC. As a result, our PFIC status may change from year to year based on our income and assets and our anticipated future operations. We were a PFIC in the fiscal year ended in 2018 and may have been a PFIC in prior years and may be a PFIC in the future. We do not believe, at this time, that we will be a PFIC for the fiscal year ended March 31, 2020 or 2021, due to the fact that we made the acquisition of several immune-oncology related businesses in 2018.

If we are a PFIC for any fiscal year during which a U.S. Holder holds our ordinary shares, we generally will continue to be treated as a PFIC with respect to that U.S. Holder for all succeeding fiscal years during which the U.S. Holder holds our ordinary shares, unless we cease to meet the threshold requirements for PFIC status and that U.S. Holder makes a qualifying "deemed sale" election with respect to the ordinary shares. If such an election is made, the U.S. Holder will be deemed to have sold the ordinary shares it holds at their fair market value on the last day of the last fiscal year in which we qualified as a PFIC, and any gain from such deemed sale will be subject to the consequences described below. After the deemed sale election, the ordinary shares with respect to which the deemed sale election was made will not be treated as shares in a PFIC unless we subsequently become a PFIC.

If we are a PFIC for any taxable year during which a U.S. Holder holds our ordinary shares, the U.S. Holder may be subject to adverse tax consequences. Generally, gain recognized upon a disposition (including, under certain circumstances, a pledge) of our ordinary shares by the U.S. Holder would be allocated ratably over the U.S. Holder's holding period for such ordinary shares. The amounts allocated to the taxable year of disposition and to years before we became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for that taxable year for individuals or corporations, as appropriate, and would be increased by an additional tax equal to interest on the resulting tax deemed deferred with respect to each such other taxable year. Further, to the extent that any distribution received by a U.S. Holder on our ordinary shares exceeds 125% of the average of the annual distributions on such ordinary shares received during the preceding three years or the U.S. Holder's holding period, whichever is shorter, that distribution would be subject to taxation in the same manner described immediately above with respect to gain on disposition.

If we are a PFIC for any fiscal year during which any of our non-U.S. subsidiaries is also a PFIC, a U.S. Holder of our ordinary shares during such year will be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules to such subsidiary. U.S. Holders should consult their tax advisers regarding the tax consequences if the PFIC rules apply to any of our subsidiaries. Alternatively, if we are a PFIC and if our ordinary shares are "regularly traded" on a "qualified exchange," a U.S. Holder may be eligible to make a mark-to-market election that would result in tax treatment different from the general tax treatment described above. Our ordinary shares would be treated as "regularly traded" in any calendar year in which more than a de minimis quantity of the ordinary shares are traded on a qualified exchange on at least 15 days during each calendar quarter. NASDAQ is a qualified exchange for this purpose. Additionally, because a mark-to-market election cannot be made for equity interests in any lower-tier PFIC that we may own, a U.S. Holder that makes a mark-to-market election with respect to us may continue to be subject to the PFIC rules with respect to any indirect investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes. If a U.S. Holder makes the mark-to-market election, the U.S. Holder generally will recognize as ordinary income any excess of the fair market value of the ordinary shares at the end of each taxable year over their adjusted tax basis, and will recognize an ordinary loss in respect of any excess of the adjusted tax basis of the ordinary shares over their fair market value at the end of the taxable year (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). If a U.S. Holder makes the election, the U.S. Holder's tax basis in the ordinary shares will be adjusted to reflect these income or loss amounts. Any gain recognized on the sale or other disposition of our ordinary shares in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as an ordinary loss (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). If a U.S. Holder makes a mark-to-market election it will be effective for the taxable year for which the election is made and all subsequent taxable years unless our ordinary shares are no longer regularly traded on a qualified exchange or the IRS consents to the revocation of the election. U.S. Holders are urged to consult their tax advisers about the availability of the mark-to-market election, and whether making the election would be advisable in their particular circumstances.

Alternatively, a U.S. Holder of stock in a PFIC may make a so-called "Qualified Electing Fund" election to avoid the PFIC rules regarding distributions and gain described above. The PFIC taxation regime would not apply to a U.S. Holder who makes a QEF election for all taxable years that such U.S. Holder has held our ordinary shares while we are a PFIC, provided that we comply with specified reporting requirements. Instead, each U.S. Holder who has made a valid and effective QEF election is required for each taxable year that we are a PFIC to include in income such U.S. Holder's pro rata share of our ordinary earnings as ordinary income and such U.S. Holder's pro rata share of our net capital gains as long-term capital gain, regardless of whether we make any distributions of such earnings or gain. In general, a QEF election is effective only if we make available certain required information. U.S. Holders should be aware, however, that we are not required to make this information available but have agreed to do so for our fiscal year ended March 31, 202- for those United States shareholders who ask for it. The QEF election is made on a shareholder-by-shareholder basis and generally may be revoked only with the consent of the IRS. U.S. Holders should consult with their own tax advisors regarding eligibility, manner and advisability of making a QEF election if we are treated as a PFIC.

In addition, if we are a PFIC or, with respect to particular U.S. Holders, are treated as a PFIC for the taxable year in which we paid a dividend or for the prior taxable year, the preferential rates discussed above with respect to dividends paid to certain non-corporate U.S. Holders would not apply.

If a U.S. Holder owns our ordinary shares during any year in which we are a PFIC, the U.S. Holder generally will be required to file an IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund) with respect to us, generally with the U.S. Holder's federal income tax return for that year. If we are a PFIC for a given taxable year, then you should consult your tax advisor concerning your annual filing requirements

The U.S. federal income tax rules relating to PFICs are complex. U.S. Holders are urged to consult their own tax advisers with respect to the acquisition, ownership and disposition of our ordinary shares, the consequences to them if we are or become a PFIC, any elections available with respect to our ordinary shares, and the IRS information reporting obligations with respect to the acquisition, ownership and disposition of our ordinary shares.

Non-U.S. Holders

If you are not a U.S. Holder, you are a "Non-U.S. Holder."

Distributions on Our Ordinary Shares

You generally will not be subject to U.S. federal income tax, including withholding tax, on distributions made on our ordinary shares unless:

• you conduct a trade or business in the United States, and

• the distributions are effectively connected with the conduct of that trade or business (and, if an applicable income tax treaty so requires as a condition for you to be subject to U.S. federal income tax on a net income basis in respect of income from our ordinary shares, such distributions are attributable to a permanent establishment that you maintain in the United States).

If you meet the two tests above, you generally will be subject to tax in respect of such dividends in the same manner as a U.S. Holder, as described above. In addition, any effectively connected dividends received by a non-U.S. corporation may also, under certain circumstances, be subject to an additional "branch profits tax" at a 30 percent rate or such lower rate as may be specified by an applicable income tax treaty.

Sale, Exchange or Other Disposition of Our Ordinary Shares

Generally, you will not be subject to U.S. federal income tax, including withholding tax, in respect of gain recognized on a sale or other taxable disposition of our ordinary shares unless:

• your gain is effectively connected with a trade or business that you conduct in the United States (and, if an applicable income tax treaty so requires as a condition for you to be subject to U.S. federal income tax on a net income basis in respect of gain from the sale or other disposition of our ordinary shares, such gain is attributable to a permanent establishment maintained by you in the United States), or

• you are an individual Non-U.S. Holder and are present in the United States for at least 183 days in the taxable year of the sale or other disposition, and certain other conditions exist.

You will be subject to tax in respect of any gain effectively connected with your conduct of a trade or business in the United States generally in the same manner as a U.S. Holder, as described above. Effectively connected gains realized by a non-U.S. corporation may also, under certain circumstances, be subject to an additional "branch profits tax" at a rate of 30 percent or such lower rate as may be specified by an applicable income tax treaty.

Backup Withholding and Information Reporting

Payments, including dividends and proceeds of sales, in respect of our ordinary shares that are made in the United States or by a United States related financial intermediary will be subject to United States information reporting rules. In addition, such payments may be subject to United States federal backup withholding tax. You will not be subject to backup withholding provided that:

• you are a corporation or other exempt recipient, or

• you provide your correct United States federal taxpayer identification number and certify, under penalties of perjury, that you are not subject to backup withholding.

Amounts withheld under the backup withholding rules may be credited against your United States federal income tax, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS in a timely manner.

Foreign asset reporting

Certain U.S. Holders, who are individuals, are required to report information relating to an interest in ordinary shares, subject to certain exceptions (including an exception for ordinary shares held in accounts maintained by U.S. financial institutions). U.S. Holders are urged to consult their tax advisors regarding their information reporting obligations, if any, with respect to their ownership and disposition of ordinary shares.

PLAN OF DISTRIBUTION

We have entered into a Sales Agreement with Cantor Fitzgerald under which we may offer and sell our ordinary shares. Pursuant to this prospectus, we may offer and sell the ordinary shares having an aggregate gross sales price of up to $50,000,000 from time to time through Cantor Fitzgerald acting as agent. A copy of our Controlled Equity OfferingSM Sales Agreement that we entered into with Cantor Fitzgerald is filed with the SEC as an exhibit to the registration statement of which this prospectus is a part.

Upon delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, Cantor Fitzgerald may offer and sell our ordinary shares by any method permitted by law deemed to be an "at the market offering" as defined in Rule 415(a)(4) promulgated under the Securities Act. We may instruct Cantor Fitzgerald not to sell the ordinary shares if the sales cannot be effected at or above the price designated by us from time to time. We or Cantor Fitzgerald may suspend the offering of the ordinary shares upon notice and subject to other conditions.

We will pay Cantor Fitzgerald commissions, in cash, for its services in acting as agent in the sale of our ordinary shares. Cantor Fitzgerald is entitled to compensation at a commission rate of 3.0% of the gross sales price per share sold under the Sales Agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse Cantor Fitzgerald for certain specified expenses, including the reasonable and documented fees and disbursements of its legal counsel in an amount not to exceed $50,000. We estimate that the total expenses for the offering under this prospectus, excluding compensation and reimbursements payable to Cantor Fitzgerald under the terms of the Sales Agreement, will be approximately $145,000.

Settlement for sales of the ordinary shares will occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and Cantor Fitzgerald in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our ordinary shares as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Cantor Fitzgerald may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Cantor Fitzgerald will use its commercially reasonable efforts, consistent with its sales and trading practices, to solicit offers to purchase the ordinary shares under the terms and subject to the conditions set forth in the Sales Agreement. In connection with the sale of the ordinary shares on our behalf, Cantor Fitzgerald will be deemed to be an "underwriter" within the meaning of the Securities Act and the compensation of Cantor Fitzgerald will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Cantor Fitzgerald (and its partners, members, directors, officers, employees and agents) against certain civil liabilities, including liabilities under the Securities Act.

The offering of our ordinary shares pursuant to the Sales Agreement will terminate upon the termination or expiration of the Sales Agreement as permitted therein. We and Cantor Fitzgerald may each terminate the Sales Agreement at any time upon ten days' prior notice.

Cantor Fitzgerald and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us, our subsidiaries and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, Cantor Fitzgerald will not engage in any market making activities involving our ordinary shares while the offering is ongoing under this prospectus.

This prospectus in electronic format may be made available on a website maintained by Cantor Fitzgerald and Cantor Fitzgerald may distribute this prospectus electronically.

LEGAL MATTERS

The validity of the ordinary shares offered hereby will be passed upon for us by Forbes Hare, our British Virgin Islands counsel. Certain legal matters relating to this offering will be passed upon for us by Golenbock Eiseman Assor Bell & Peskoe LLP, New York, New York. Cantor Fitzgerald & Co. is being represented in connection with this offering by Duane Morris LLP, New York, New York.

EXPERTS

The consolidated financial statements of Portage Biotech Inc. and Subsidiaries as of March 30, 2020 and 2019, and for the years then ended, incorporated by reference in this prospectus and elsewhere in the registration statement of which this prospectus forms a part, have been audited by Marcum, an independent registered public accounting firm, in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Neither we nor any agent, underwriter or dealer has authorized any person to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We file annual and current reports and other information with the SEC. Our SEC filings are available to the public at the SEC's website at www.sec.gov. Additional information about us is contained at our website, https://www.portagebiotech.com. Information on our website is not incorporated by reference into this prospectus. We make available on our website our SEC filings as soon as reasonably practicable after those reports are filed with the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to "incorporate by reference" the information that we have filed with it, meaning we can disclose important information to you by referring you to those documents already on file with the SEC. The information incorporated by reference is considered to be part of this prospectus except for any information that is superseded by other information that is included in this prospectus. This filing incorporates by reference the following documents, which we have previously filed with the SEC pursuant to the Exchange Act:

• our Annual Report on Form 20-F for the fiscal year ended March 31, 2020, filed with the SEC on August 17, 2020;

•  our Reports on Form 6-K filed with the SEC on October 13, 2020, October 16, 2020, October 16, 2020, December 1, 2020, and February 11, 2021, February 25, 2021, March 1, 2021, March 2, 2021, and March 4, 2021; and

•  with respect to each offering of the securities under this prospectus, all our subsequent annual reports on Form 20-F and any report on Form 6-K that indicates that it is being incorporated by reference, in each case, that we file or furnish with the SEC on or after the date on which the registration statement is first filed with the SEC and until the termination or completion of the offering under this prospectus; and

•  The description of our ordinary shares contained in the Registration Statement on Form 8-A, filed with the SEC on February 18, 2021, including any further amendment or report filed hereafter for the purpose of updating such description.

As a foreign private issuer, we are exempt from the rules under Section 14 of the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and other provisions in Section 16 of the Exchange Act.

We will provide, without charge, to each person, including any beneficial owner, to whom this prospectus is delivered, on the written or oral request of such person, a copy of any or all of the reports or documents incorporated by reference in this prospectus, but not delivered with this prospectus. Any request may be made by writing or telephoning us at the following address or telephone number:

Portage Biotech Inc.

Attention: Investor Relations

6 Adelaide St. East, Suite 300

Toronto, Ontario, Canada M5C 1H6

(203) 221 - 7376

Any statement contained in this prospectus or contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or any subsequently filed supplement to this prospectus, or document deemed to be incorporated by reference into this prospectus, modifies or supersedes such statement.

PORTAGE BIOTECH INC.

Up to $50,000,000

Ordinary Shares

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PROSPECTUS

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March 8, 2021